Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared by the management of Ducommun Incorporated (“Ducommun”) and have been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of Ducommun and LaBarge, Inc. (“LaBarge”). Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements give effect to the following:

•

Ducommun’s acquisition of LaBarge by merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of April 3, 2011 by and among Ducommun, DLBMS, Inc. and LaBarge (the “Merger Agreement”);

•	the issuance of Ducommun’s 9.75% senior unsecured notes due 2018 (the “Notes”);

•

Ducommun’s entry into the $190 million new senior secured term loan facility (“New Term Loan Facility”) and new senior secured revolving credit facility in an aggregate principal amount of up to $60.0 million (the “New Revolving Credit Facility” and together with the New Term Loan Facility, the “New Credit Facilities”) pursuant to the Credit Agreement, dated as of June 28, 2011, among Ducommun, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC as joint lead arrangers, UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent and the other lenders party thereto. Both the term loan and the credit facility provide the option of choosing the LIBOR rate plus 4.25%, with a floor of 1.25% or the Alternate Base Rate plus 3.25%, with a floor of 2.25%. The Alternate Base Rate is the greater of (a) Prime and (b) Federal Funds rate plus 0.5%;

•

the repayment of Ducommun’s existing indebtedness under the Second Amended and Restated Credit Agreement, dated as of June 26, 2009 among Ducommun, Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Union Bank, N.A., as documentation agent and the other lenders party thereto, as amended (the “Existing Ducommun Credit Facility”); and

•

the repayment of LaBarge’s existing indebtedness under the Loan Agreement, dated as of December 22, 2008, among U.S. Bank National Association and Wells Fargo Bank, National Association as lenders, LaBarge and its subsidiaries, as amended (the “Existing LaBarge Credit Facility”).

The unaudited pro forma condensed combined balance sheet is presented as if the consummation of the Merger, issuance of the Notes and entry into the New Credit Facilities (collectively, the “Transactions”) had occurred as of April 2, 2011. The unaudited pro forma condensed combined statements of operations are presented as if the Transactions had occurred on January 1, 2010, the first day of Ducommun’s 2010 fiscal year.

Due to the fact that the end dates of Ducommun’s and LaBarge’s fiscal periods differ, and in order to present pro forma results for comparable periods,

•	the unaudited pro forma condensed combined balance sheet as of April 2, 2011 is presented based on Ducommun’s balance sheet as of April 2, 2011 and LaBarge’s balance sheet as of April 3, 2011;

•

the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is presented based on Ducommun’s audited results for the fiscal year ended December 31, 2010 and LaBarge’s combined results for its four quarters ended January 2, 2011 (LaBarge’s fiscal year end was June 27, 2010);

•

the unaudited pro forma condensed combined statement of operations for the quarter ended April 2, 2011 is presented based on Ducommun’s first quarter ended April 2, 2011 and LaBarge’s third quarter ended April 3, 2011.

The Merger will be accounted for under the acquisition method of accounting, which requires the total acquisition cost (purchase price payable in the Merger plus fair value of assumed liabilities of LaBarge) to be allocated to the tangible and intangible assets acquired based on their estimated fair values. The excess of the acquisition cost over the amounts allocated to LaBarge’s assets will be recognized as goodwill.

The process of valuing LaBarge’s tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the unaudited pro forma condensed combined financial statements are preliminary. A final valuation will be based on the actual net tangible and intangible assets of LaBarge that exist as of the date of completion of the Merger. Ducommun currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the consummation of the Merger. During the measurement period (which is not to exceed one year from the Acquisition date), Ducommun is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the Acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. Ducommun may adjust the preliminary purchase price allocation after obtaining additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates.

These estimated pro forma adjustments only give effect to events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any net sales enhancements, cost savings from operating efficiencies, synergies or other benefits that could result from the Merger, or the costs and related liabilities that would be incurred to achieve them.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Ducommun would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of Ducommun.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Ducommun and LaBarge and related notes filed with the Securities and Exchange Commission. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying notes.

Pro Forma Condensed Combined Balance Sheets

(In thousands)

(Unaudited)

	Ducommun April 2, 2011	LaBarge April 3, 2011	Pro Forma Adjustments		Ducommun and LaBarge Combined
Assets:
Cash and cash equivalents	$1,069	$6,219	$(7,288	)(a)	$0
Accounts Receivable, Net	56,938	42,746	—		99,684
Unbilled Receivables	5,083	—	—		5,083
Inventories	81,115	74,962	2,356	(b)	158,433
Production Cost of Contracts	17,509	—	—		17,509
Deferred Income Taxes	6,026	3,551	2,270	(m)	11,847
Other Current Assets	6,194	1,577	(279	)(c)	7,492

Total Current Assets	173,934	129,055	(2,941)		300,048
Property and Equipment, Net	58,976	27,696	7,773	(d)	94,445
Goodwill	101,090	43,424	71,800	(e)	216,314
Other Assets	23,510	12,891	140,300	(f)	215,938
			32,937	(g)
			(7,725	)(c)
			14,025	(h)

Total Assets	$357,510	$213,066	$256,169		$826,745

Liabilities and Stockholders’ Equity:
Current Liabilities:
Current portion of long-term debt	$180	$10,461	$(10,461	)(i)	$180
Accounts payable	35,060	24,928	1,422	(a)	61,410
Accrued liabilities	26,187	27,135	—		53,322

Total Current Liabilities	61,427	62,524	(9,039)		114,912
Long-Term Debt	21,589	17,300	(18,500	)(i)	393,339
			(17,050	)(i)
			390,000	(j)
Deferred Income Taxes	7,971	2,981	69,625	(k)	80,577
Other Long-Term Liabilities	9,316	926	109	(n)	10,351

Total Liabilities	100,303	83,731	415,145		599,179

Commitments and Contingencies
Shareholders’ Equity:
Common stock	107	160	(160	)(l)	107
Treasury stock	(1,924)	(1,550)	1,550	(l)	(1,924)
Additional paid-in capital	62,572	14,045	(14,045	)(l)	62,572
Retained earnings	199,554	116,818	(116,818	)(l)	169,913
			2,846	(o)
			(32,487	)(a)
Accumulated other comprehensive loss	(3,102)	(138)	138	(l)	(3,102)

Total Shareholders’ Equity	257,207	129,335	(158,976)		227,566

Total Liabilities and Shareholders’ Equity	$357,510	$213,066	$256,169		$826,745

Description of Pro Forma Adjustments

Consolidated Balance Sheets

(a)	Reflects the impact of the costs and expenses of the Transactions.
(b)	Reflects the incremental increase to LaBarge inventory based on preliminary fair value determination.
(c)	Reflects write-off of deferred debt cost and other intangibles of Ducommun and LaBarge related to pre-existing debt that has been refinanced in the Transactions.
(d)	Reflects the incremental increase in LaBarge property, plant and equipment based on a preliminary fair value determination.
(e)	Reflects the elimination of LaBarge’s historical goodwill ($43,424), in accordance with acquisition accounting, and the establishment of $115,224 of estimated goodwill resulting from the Merger.
(f)	Reflects the incremental increase in LaBarge intangible assets (customer relationships) based on a preliminary fair value determination.
(g)	Reflects the preliminary incremental increase in LaBarge intangible assets (trade name) based on a preliminary fair value determination.
(h)	Reflects capitalized debt issuance cost incurred in connection with the Merger.
(i)	Reflects the pay-off of the Existing Ducommun Credit Facility and the Existing LaBarge Credit Facility ($18,500 and $27,511, respectively).
(j)	Reflects estimated borrowings and other debt incurred in connection with the Merger.
(k)	Reflects the preliminary fair value adjustments to non-current deferred tax liabilities.
(l)	Reflects elimination of stockholders’ equity accounts of LaBarge.
(m)	Reflects the preliminary fair value adjustments to current deferred tax assets.
(n)	Reflects the preliminary incremental increase in LaBarge property leases.
(o)	Reverses non-recurring transaction costs incurred by Ducommun and LaBarge in connection with the transactions during the period.

Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2010

(In thousands)

(Unaudited)

	Historical		Pro Forma Adjustments		Ducommun and LaBarge Combined
	Ducommun	LaBarge
Sale and Service Revenues:
Product Sales	$367,563	$324,037	$—		$691,600
Service Revenues	40,843	—	—		40,843

Net Sales	408,406	324,037	—		732,443

Operating Costs and Expenses:
Costs of Product Sales	296,104	258,629	2,356	(a)	558,276
			1,187	(b)
Cost of Service Revenues	32,156	—	—		32,156
Selling, general and administrative expenses	53,678	35,419	7,794	(c)	104,463
			7,572	(d)

Total Operating Costs and Expenses	381,938	294,048	18,909		694,895

Operating Income	26,468	29,989	(18,909)		37,548
Interest Expense	(1,805)	(1,413)	(30,030	)(e)	(36,728)
			(1,188	)(f)
			(2,292	)(g)

Income Before Taxes	24,663	28,576	(52,419)		820
Income Tax Expense	(4,855)	(10,288)	20,968	(h)	5,825

Net Income	$19,808	$18,288	$(31,451)		$6,645

Earnings Per Share:
Basic	$1.89				$0.63
Diluted	$1.87				$0.63
Weighted Average Number of Common Shares
Outstanding
Basic	10,488				10,488
Diluted	10,596				10,596

Description of Pro Forma Adjustments

Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2010

(a)	Reflects the additional cost of sales resulting from the incremental increase in LaBarge inventory based on a preliminary fair value determination.
(b)	Reflects the additional depreciation resulting from the incremental increase in LaBarge property, plant and equipment based on a preliminary fair value determination.
(c)	Reflects additional amortization expense using a 18 year life, resulting from the incremental increase in LaBarge intangible assets (customer relationships) based on a preliminary fair value determination.
(d)	Reflects additional employee compensation expense resulting from payments required under change-in-control provisions in agreements of certain key executives of LaBarge as a result of the Merger.
(e)	Reflects incremental interest on debt (Ducommun’s $190 million New Term Loan Facility and the $200 million (principal amount of the Notes) incurred by Ducommun to, among other things, finance the Merger and repay certain existing indebtedness of Ducommun and LaBarge.
(f)	Reflects unamortized portion of deferred costs for Ducommun and LaBarge related to pre-existing debt that was refinanced in the Transactions.
(g)	Reflects additional amortization expense for capitalized debt issuance costs.
(h)	The statutory tax rate (40%) was used to estimate tax expense. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Ducommun and LaBarge filed consolidated returns for the period presented.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended April 2, 2011

(In thousands)

(Unaudited)

	Historical		Pro Forma Adjustments		Ducommun and LaBarge Combined
	Ducommun	LaBarge
Sales and Service Revenues:
Product Sales	$91,333	$83,214	$—		$174,547
Service Revenues	8,220	—	—		8,220

Net Sales	99,553	83,214	—		182,767

Operating Costs and Expenses:
Costs of Product Sales	74,839	66,290	330	(a)	141,459
Costs of Service Revenues	6,306	—	—		6,306
Selling, general and administrative expenses	14,149	10,616	1,949	(b)	23,868
			(2,846	)(c)

Total Operating Costs and Expenses	95,294	76,906	(567)		171,633

Operating Income	4,259	6,308	567		11,134
Interest Expense	(260)	(466)	(7,508	)(d)	(8,807)
			(573	)(e)

Income Before Taxes	3,999	5,842	(7,514)		2,327
Income Tax Expense	(1,076)	(2,191)	3,005	(f)	(262)

Net Income	$2,923	$3,651	$(4,509)		$2,065

Earnings Per Share:
Basic	$0.28				$0.20
Diluted	$0.27				$0.19
Weighted Average Number of Common Shares
Outstanding
Basic	10,526				10,526
Diluted	10,634				10,634

Description of Pro Forma Adjustments

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended April 2, 2011

(a)	Reflects the additional depreciation resulting from the incremental increase in LaBarge property, plant and equipment based on a preliminary fair value determination.
(b)	Reflects the additional amortization expenses using a 18 year life, resulting from the incremental increase in LaBarge intangible assets (customer relationships) based on a preliminary fair value determination.
(c)	Reverses non-recurring transaction costs incurred by Ducommun and LaBarge in connection with the Transactions during this period.
(d)	Reflects incremental interest on debt (Ducommun’s $190 million New Term Loan Facility and the $200 million principal amount of the Notes) incurred by Ducommun to, among other things, finance the Merger and repay certain indebtedness.
(e)	Reflects additional amortization expense for capitalized debt issuance costs.
(f)	The statutory tax rate (40%) was used to estimate tax expense. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Ducommun and LaBarge filed consolidated returns for the period presented.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1. Conforming Interim Periods

In 2010, Ducommun’s fiscal year end was December 31, while LaBarge’s fiscal year end was June 27. The latest interim period for Ducommun is its first quarter results for the three month period ended April 2, 2011, while LaBarge’s latest interim period is its third quarter results for the nine month period ended April 3, 2011. In order for the unaudited interim pro forma results of LaBarge to be comparative to the unaudited interim pro forma results of Ducommun, the interim results of LaBarge reflect the three months ended April 3, 2011. Accordingly, LaBarge’s historical financial information for the statement of operations covering the six month period ended January 2, 2011 has been excluded.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of Ducommun and LaBarge with the Merger accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-10.

Note 3. Significant Accounting Policies

The unaudited pro forma condensed combined financial statements of Ducommun do not assume any differences in accounting policies between Ducommun and LaBarge. Ducommun will review certain accounting policies of LaBarge and, as a result of that review, Ducommun may identify differences between the accounting policies of the two companies, that if conformed, could have a material impact on the combined financial statements. At this time, except as described in LaBarge’s Form 10-Q filed with the Securities and Exchange Commission on May 6, 2011 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Revenue Recognition and Cost of Sales,” Ducommun is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 4. Preliminary Purchase Price Allocation

The following table summarizes the preliminary purchase price allocation for the Merger (in thousands):

Cash and cash equivalents	$6,219
Account Receivables	42,746
Inventories	77,318
Deferred Income Taxes—Assets	5,821
Prepaid Expenses and Other	1,577
Property, Plant & Equipment	35,469
Goodwill	115,224
Customer Relationships Outstanding—Purchase Orders and Contracts	140,300
Trade Name	32,937
Other Assets	6,554

Total Assets Acquired	464,165

Accounts Payable	24,928
Accrued Liabilities	27,135
Long-Term Debt	250
Deferred Income Taxes—Liabilities	72,606
Other Long-Term Obligations	1,035

Total Liabilities Assumed	125,954

Total Preliminary Purchase Price	$338,211

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 5. Sources and Uses of Funds

The following table summarizes the sources and uses of funds in the Transactions (in thousands):

Sources		Uses
New Credit Facilities
New Revolving Credit Facility	—	Purchase price of equity	$310,326
New Term Loan Facility	$190,000	Repayment of existing LaBarge debt	27,511
Notes	200,000	Repayment of existing Ducommun debt	18,500

		New cash on balance sheet	1,176
		Transaction fees and expenses	32,487

Total sources	$390,000	Total uses	$390,000

Pursuant to the Merger Agreement, Ducommun acquired ownership of LaBarge for a total purchase price of approximately $338.2 million including the assumption of LaBarge’s outstanding debt ($27.5 million as of April 3, 2011). The closing of the Merger was subject to the approval of LaBarge stockholders and certain other conditions. The Merger was approved by the LaBarge stockholders on June 23, 2011.

In connection with the Merger, Ducommun entered into a commitment letter with UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC and Credit Suisse AG, Cayman Islands Branch (collectively, the “Committed Parties”) pursuant to which, the Committed Parties agreed to provide and/or arrange for (i) a senior secured term loan facility to Ducommun of $190 million and (ii) a senior secured revolving loan facility to Ducommun of up to $60 million.

Note 6. Transaction Costs

Ducommun estimated that professional expenses related to the Transactions were approximately $32,487,000. These costs included fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete the Transactions. In accordance with ASC 805-10, these fees were expensed as incurred. Ducommun’s financial results for the three month period ended April 2, 2011 include $1.4 million of expenses related to the Transactions. LaBarge’s financial results for the three month period ended April 3, 2011 include $1.446 million of expenses related to the Merger. These costs have been reversed in the pro forma adjustments to the income statements as these expenses will not have a continuing impact.

The Merger Agreement also provided for certain termination rights that could result in a termination fee. The unaudited pro forma condensed combined financial statements were prepared under the assumption that the Merger will be completed and do not reflect any potential termination fees.